UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

October 18, 2004

Date of Report: (Date of earliest event reported)

Computer Associates International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9247	13-2857434

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Computer Associates Plaza, Islandia, New York	11749

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 342-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] [ ] [ ] [ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 18, 2004, the Board of Directors of Computer Associates International, Inc. (the “Company”), on the recommendation of the Compensation and Human Resource Committee of the Board of Directors, approved a change in control severance policy (the “Policy”) that covers such senior executives of the Company as the Board of Directors may designate from time to time. Currently, eight executives of the Company are covered by the Policy; in addition, the Company’s permanent Chief Executive Officer and Chief Financial Officer, when elected, are expected to be covered by the Policy.

The Policy provides for certain payments and benefits in the event that, following a change in control or potential change in control of the Company, a covered executive’s employment is terminated either without cause by the Company or for good reason by the executive. The amount of the severance payment would range from 1.0 to 2.99 times an executive’s annual base salary and bonus as determined from time to time by the Board of Directors, as specified in Schedules A, B and C to the Policy. The Policy also provides the following additional benefits: (a) pro-rated target bonus payments for the year of termination, (b) a payment equaling the cost of 18 months’ continued health coverage, (c) one year of outplacement services, (d) if applicable, certain relocation expenses, and (e) payments to make the executive whole with respect to excise taxes under certain conditions. Under the Policy, a “change in control” would include, among other things, (a) the acquisition of more than 35% of the Company’s voting power, (b) a change in a majority of the incumbent members of the Company’s Board of Directors, (c) the sale of all or substantially all the Company’s assets, (d) the consummation of certain mergers or other business combinations, and (e) stockholder approval of a plan of liquidation or dissolution.

Although the Policy became effective upon its adoption by the Company’s Board of Directors on October 18, 2004, the Board of Directors intends to submit the Policy to a stockholder vote at the Company’s 2005 Annual Meeting of Stockholders.

The foregoing description of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy (including the schedules and exhibits thereto), a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit 10.1	Computer Associates International, Inc. Change in Control Severance Policy, effective October 18, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Computer Associates International, Inc.
Dated: October 22, 2004	By:	/s/ Robert B. Lamm

		Name: Title:	Robert B. Lamm Senior Vice President– Corporate Governance and Secretary